                                                                     EXHIBIT 4.1
Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1600 McConnor Parkway
Schaumburg, Illinois 60196-6801

                                                                ZURICH
                                                               LIFE LOGO

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY MASTER POLICY

This Master Policy takes effect on he date agreed upon by Us and the Master Policyholder.

The provisions and conditions on the following pages of this policy are as fully part of the Master Policy as if they are recorded above the signatures below. All provisions and conditions of this policy are subject to the laws of the jurisdiction in which the policy is delivered.

Signed for Kemper Investors Life Insurance Company at its home office, in Schaumburg, Illinois.

           /s/ Debra P. Rezabek                   /s/ Gail K. Caruso
         ------------------------              --------------------------
                Secretary                             President

                               TABLE OF CONTENTS

                                                                                                           Page
 ANNUITY OPTION TABLE                                                                           Follows Page 17
 ANNUITY PERIOD PROVISIONS                                                                                11-16
          Annuity Options                                                                                    11
          Option 1 Fixed Installment Annuity                                                                 11
          Option 2 Life Annuity                                                                              11
          Option 3 Life Annuity with Installments Guaranteed                                                 11
          Option 4 Joint and Survivor Annuity                                                                11
          Option 5 Joint and Survivor Annuity with Installments Guaranteed                                   11
          Other Options                                                                                      11
          Commutability                                                                                      12
          Election of Annuity Option                                                                         12
          Electing a Fixed or Variable Annuity Option                                                        13
          Fixed Annuity                                                                                      13
          Variable Annuity                                                                                   13
          Annuity Unit Value                                                                                 14
          Basis of Annuity Options                                                                           14
          Withdrawal Charge upon Annuitization                                                               14
          Transfers During the Annuity Period                                                                14
          Transfers Between Subaccounts                                                                      14
          Transfers from the Fixed Account                                                                   15
          Transfers to the Fixed Account                                                                     15
          Payment of Death Benefits During the Annuity Period                                                15
          Disbursement Upon Death of Annuitant: Under Options 1 or 3                                         15
          Supplementary Agreement                                                                            16
          Date of First Payment                                                                              16
          Evidence of Age, Sex and Survival                                                                  16
          Misstatement of Age or Sex                                                                         16
 MASTER POLICY SCHEDULE                                                               Follows Table of Contents
 DEATH BENEFIT PROVISIONS                                                                                  9-11
          Amount Payable Upon Death                                                                           9
          Payment of Death Benefits During the Accumulation Period                                           10
          Spousal Continuation                                                                               10
 DEFINITIONS                                                                                                1-3

 ENDORSEMENTS, if any                                                               Follow Annuity Option Table
 FIXED ACCOUNT PROVISIONS                                                                                     5
          Fixed Account Certificate Value                                                                     5

 GENERAL PROVISIONS                                                                                         3-4
         The-Entire Contract                                                                                  3
         Modification of Contract                                                                             3
         Certificates                                                                                         3
         Incontestability                                                                                     3
         Change of Annuity Date                                                                               3
         Assignment                                                                                           3
         Due Proof of Death                                                                                   3
         Reserves, Certificate Values and Death Benefits                                                      3
         Non-Participating                                                                                    3
         Reports                                                                                              3
         Premium Taxes                                                                                        4
         Creditors                                                                                            4

                               TABLE OF CONTENTS

                                                                                  Page
 GUARANTEE PERIOD PROVISIONS                                                        6
          Guarantee Period                                                          6
          Guarantee Period Value                                                    6
          Market Value Adjustment                                                   6
 OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                      4-5
          Owner                                                                     4
          Change of Ownership                                                       4
          Beneficiary Designation and Change of Beneficiary                         4
          Death of Beneficiary                                                      4
          Annuitant                                                                 5
 PURCHASE PAYMENT PROVISIONS                                                        5
          Purchase Payment Limitations                                              5
          Place of Payment                                                          5
 TRANSFER AND WITHDRAWAL PROVISIONS                                               8-9
          Transfers During the Accumulation Period                                  8
          Withdrawals During the Accumulation Period                                8
          Withdrawal Charges                                                        8
          Transfers and Withdrawal Procedures                                       9
          Deferment of Withdrawal or Transfer                                       9
 VARIABLE ACCOUNT PROVISIONS                                                      6-7
          Separate Account                                                          6
          Liabilities of the Separate Account                                       6
          Subaccounts                                                               6
          Fund                                                                      7
          Rights Reserved by the Company                                            7
          Accumulation Unit Value                                                   7
          Investment Experience Factor                                              7

                             Master Policy Schedule

 Fixed accumulation options:

     Fixed Account

 Market Value Adjustment options:

     1 Year Guarantee Period Account       6 Year Guarantee Period Account
     2 Year Guarantee Period Account       7 Year Guarantee Period Account
     3 Year Guarantee Period Account       8 Year Guarantee Period Account
     4 Year Guarantee Period Account       9 Year Guarantee Period Account
     5 Year Guarantee Period Account      10 Year Guarantee Period Account


Variable accumulation options:

     Alger American Balanced
     Alger American Leveraged AllCap
     Credit Suisse Warburg Pincus Trust-Emerging Markets
     Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital Dreyfus I.P. MidCap Stock
     The Dreyfus Socially Responsible Growth Fund, Inc.
     INVESCO VIF-Utilities Fund
     Scudder 21st Century Growth
     Scudder Capital Growth
     Scudder Global Discovery
     Scudder Growth and Income
     Scudder Health Sciences
     Scudder International
     Scudder Aggressive Growth
     Scudder Blue Chip
     Scudder Contrarian Value
     Scudder Global Blue Chip
     Scudder Government Securities
     Scudder Growth Scudder High Yield
     Scudder International Research
     Scudder Investment Grade Bond
     Scudder Money Market 1
     Scudder Money Market 2
     Scudder New Europe
     Scudder Small Cap Growth
     Scudder Small Cap Value
     Scudder Strategic Income
     Scudder Technology Growth
     Scudder Total Return
     SVS Dreman Financial Services
     SVS Dreman High Return Equity
     SVS Dynamic Growth
     SVS Focus Value+Growth
     SVS Focused Large Cap Growth
     SVS Growth And Income
     SVS Growth Opportunities
     SVS Index 500 SVS Mid-Cap Growth
     SVS Strategic Equity
     SVS Venture Value

                             Master Policy Schedule

 Group Contract Number                                         K1002

 Owner                                                         XYZ Trust

 Type of Contract                                           [Nonqualified]

 Minimum Initial Purchase Payment                           [$1,000,000]

 Minimum Subsequent Purchase Payment:                       [$500 for nonqualified
 *100 if using Systematic Accumulation Plan                 certificates, $50 for all other
                                                            certificates types]

 Maximum Total Purchase Payments:                           [$1,000,0001

 Minimum Initial Account Allocation:                        [$500 for each subaccount
                                                            fixed account or each GPAJ

 Minimum Subsequent Account Allocation:                     [$50 for each subaccount or
                                                            fixed account. $500 for each
                                                            GPAJ

 Minimum Certificate Value after a Partial Withdrawal:      [$5,000]

                             Master Policy Schedule

         Withdrawal Charge Table (if Value Credit Rider is not elected)

   Years elapsed since purchase
   payments were received                             Withdrawal Charge
   ----------------------                             -----------------
      Less than one                                   7.00%
      One but less than two                           6.00%
      Two but less than three                         5.00%
      Three but less than four                        5.00%
      Four but less than five                         4.00%
      Five but less than six                          3.00%
      Six but less than seven                         2.00%
      Seven or more                                   0.00%


           Withdrawal Charge Table (if Value Credit Rider is elected)

   Years elapsed since purchase
   payments were received                             Withdrawal Charge
   ----------------------                             -----------------
      Less than one                                   8.50%
      One but less than two                           8.50%
      Two but less than three                         8.50%
      Three but less than four                        8.50%
      Four but less than five                         7.50%
      Five but less than six                          6.50%
      Six but less than seven                         5.50%
      Seven but less than eight                       3.50%
      Eight but less than nine                        1.50%
      Nine or more                                    0.00%

     The withdrawal charge percentage is applied against the original amount of each purchase payment. A free withdrawal of the greater of 1.) Purchase payments not subject to a withdrawal charge, less withdrawals attributable to these purchase payments, 2.) 10% of the free withdrawal base or 3) Earnings, is available each certificate year. Earnings is equal to the Certificate value less the free withdrawal base. The free withdrawal base is the amount of the purchase payments that are subject to a withdrawal charge minus withdrawals from those purchase payments (including any withdrawal charges) that were previously assessed a withdrawal charge.

                             Master Policy Schedule

 Fixed Account

     The initial fixed account interest rate with respect to a purchase payment is guaranteed through the Certificate Year in which a purchase payment is received. Additional amounts may be credited under a dollar cost averaging program. The interest rate is reduced for the cost of riders elected by the Owner.

     The interest rate will never be less than the minimum guaranteed interest rate.

     The subsequent fixed account interest rate period is one Certificate Year.

     Minimum guaranteed interest rate:                    3.00%

 Charges

 Mortality and Expense Risk charge:             [1.30%]

 Administration charge:                         [0.15%]

 [Value Credit rider charge:]                   [0.40% for certificate years
                                                1-15]

 [Earnings Enhanced Death Benefit rider         [0.25% prior to the Certificate
 charge]                                        Anniversary following the oldest

                                                Owner's 81st birthday, 0.85
                                                thereafter]

 [Guaranteed Retirement Income Benefit rider
 charge:]                                       [0.45%]

     The above annual charges will be assessed as a daily percentage on the Separate Account Certificate Value. Interest rates are reduced for the cost of riders elected by the Certificate Owner but never below the minimum guaranteed interest rate.

 Records Maintenance Charge:                    [$30] per certificate year

     We will assess an annual records maintenance charge on each Certificate Anniversary and upon total withdrawal. However, if the Certificate Value is greater than or equal to [$50,000] on a Certificate Anniversary or date of total withdrawal, we will not assess the records maintenance charge on that Certificate Anniversary or date of total withdrawal. We will not assess this charge after the Annuity Date.

                             Master Policy Schedule

 Market Value Adjustment Formula

          The Market Value Adjustment is determined by the application of the following formula:

          Market Value Adjustment = Guarantee Period Value x [[(1+I) / (1+J)] T/365 -1

          Where,

          I is the guaranteed interest rate being credited to the Guarantee Period Value subject to the Market Value Adjustment.

          J is the current interest rate declared by the Company reduced for the cost of riders elected by the Owner, as of the effective date of the application of the Market Value Adjustment, for current allocation to a Guarantee Period, the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of completed years

          T is the number of days remaining in the Guarantee Period.

  DEFINITIONS                    ACCUMULATED GUARANTEE PERIOD VALUE - The sum of
                                 the Guarantee Period Values.

                                 ACCUMULATION PERIOD - The period between the
                                 Issue Date and the Annuity Date.

                                 ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges.

                                 ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

                                 AGE - The attained age.

                                 ANNIVERSARY VALUE - The Certificate Value calculated on each Certificate Anniversary during the Accumulation Period.

                                 ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Certificates and any reference to Annuitant shall include joint Annuitants.

                                 ANNUITY - A series of payments paid in
                                 accordance with the Certificate which begin on the Annuity Date.

                                 ANNUITY DATE - The date on which the
                                 Certificate matures and Annuity payments begin. The original Annuity Date is stated in the Certificate Schedule. It must be at least two years from the Issue Date and no later than the Maximum Age at Annuitization as stated in the Certificate Schedule. The Annuity Date can be changed, but not beyond the maximum Age.

                                 ANNUITY PERIOD - The period that starts on the Annuity Date.

                                 ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                                 CERTIFICATE - An individual Certificate which We issue to the Owner as evidence of the rights and benefits under the Master Policy.

                                 CERTIFICATE ANNIVERSARY - An anniversary of the Issue Date

                                 CERTIFICATE VALUE - The sum of the Fixed
                                 Account Certificate Value plus the Separate
                                 Account Certificate Value plus the
                                 Accumulated Guarantee Period Value.

                                 CERTIFICATE YEAR - A one year period starting on the Issue Date and successive Certificate Anniversaries. DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

                                 FIXED ACCOUNT - The General Account of KILICO to which an Owner may allocate all or a portion of Purchase Payments or Certificate Value.

                                 FIXED ACCOUNT CERTIFICATE VALUE - The value of amounts allocated under the Certificate to the Fixed Account.

                                 FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

                                 FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                                 GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

                                 GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Certificate Schedule.

                                 GUARANTEE PERIOD VALUE - The (1) Purchase
                                 Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
                                 (4) any applicable Market Value Adjustment previously made.

                                 ISSUE DATE - The Issue Date stated in the
                                 Certificate Schedule.

                                 MARKET ADJUSTED VALUE - A Guarantee Period
                                 Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                                 MARKET VALUE ADJUSTMENT - An adjustment of
                                 Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Certificate Schedule.

                                 MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Certificate Schedule.

                                 NONQUALIFIED - The Certificate issued other than as a Qualified Plan.

                                 PAYEE - A recipient of periodic payments under the Certificate.

                                 PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits the Certificate provides.

                                 QUALIFIED PLAN - A Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

                                 If the Certificate is issued under a Qualified Plan additional provisions may apply. The rider or amendment to the Certificate used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                                 RECORDS MAINTENANCE CHARGE - A charge assessed against the Owner's Certificate as specified in the Certificate Schedule.

                                 SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

                                 SEPARATE ACCOUNT CERTIFICATE VALUE - The sum of the Subaccount Values of the Certificate on a Valuation Date.

                                 SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

                                 SUBACCOUNT VALUE - The value of the Owner's interest in each Subaccount.

                                 VALUATION DATE - Each business day that
                                 applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                                 VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                           VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

                           WE, OUR, US - Kemper Investors Life Insurance Company, Schaumburg, Illinois.

                           OWNER - The party(s) named as Owner unless later changed as provided in the Certificate. Under a Nonqualified Certificate when more than one person is named as Owner, the term "Owner," means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by the Certificate.

GENERAL PROVISIONS

The Entire Contract        The Master Policy, Master Policy Application, any
                           written application attached to the Certificate, and any endorsements and riders constitute the entire contract between the parties.

Modification of Contract   Only Our president, secretary and assistant
                           secretaries have the power to approve a change or waive any provisions of the Master Policy or the Certificate. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the Master Policy or the Certificate.
                           Upon notice to the Owner, the Certificate may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of the Certificate under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in the best interest of the Master Policyholder and Owners. In the event of a modification, We may make appropriate endorsement to the Certificate and We will obtain all required regulatory approvals.

Certificates               We will issue an individual Certificate to each Owner
                           as evidence of his or her rights and benefits under the Master Policy.

Incontestability           We cannot contest the Certificate after it has been
                           in force for two years from the Issue Date.

Change of Annuity Date     The Owner may write to Us prior to the death of an
                           Owner and the first Annuity payment date and request a change of the Annuity Date. The new Annuity Date must not be earlier than two years from the Issue
                           Date or beyond the Maximum Age at Annuitization as stated in the Certificate Schedule.

Assignment                 No assignment under the Certificate is binding
                           unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner, Annuitant and beneficiary are subject to the assignment after it has been recorded by Us. Any claim is subject to proof of interest of the assignee.

Due Proof of Death         We must receive written proof of death of the Owner
                           when a death benefit is payable. The proof may be a certified death certificate, or any other proof satisfactory to Us.

Reserves, Certificate      All reserves are equal to or greater than those
Values and Death Benefits  required by statute. Any available  Certificate Value and death benefit are not less than the minimum benefits required by the statutes of the state in which the Certificate is delivered.

Non-Participating          The Certificate does not pay dividends. It will not
                           share in Our surplus or earnings.

Reports At least once each Certificate Year We will send the Owner a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

Premium Taxes                 On any Certificate subject to state or local
                              premium taxes, the tax will be deducted from: (a) the Certificate Value upon total withdrawal; or
                              (b) from the total Certificate Value applied to an Annuity option.

Creditors                     The proceeds of the Certificate and any payment
                              under an Annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

Owner Before the Annuity Date and prior to the death of an Owner, the Owner may exercise every option and right conferred by the Certificate including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named. -

Change of Ownership           The Owner may change the Owner by written request
                              before the Annuity Date and prior to the death of an Owner. The Owner must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of the Certificate. After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds. We may require the Owner to return the Certificate to Us for endorsement of a change.

 Beneficiary Designation and  The beneficiary initially designated is shown in
 Change of Beneficiary        the Certificate Schedule. In the case of joint
                              Owners, the surviving joint Owner is automatically the beneficiary of any death benefit resulting from the death of a joint Owner. The Owner may change the beneficiary if the Owner sends Us written notice in a form acceptable to Us. Changes are subject to the following conditions:

                              1. Prior to the Annuity date the change must be filed while the Owner is alive;

                              2. After the Annuity Date the change must be filed while the Owner and the Annuitant(s) are alive;

                              3. This Certificate must be in force at the time the Owner files a change;

                              4. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                              5. After We receive the change, it will take effect on the date the written notice was signed. However, any action taken by Us before the change form is recorded by Us will remain in effect;

                              6.  The request for change must provide
                                  information sufficient to identify the new beneficiary; and

                              7. In the case of joint Owners, the designation of a beneficiary other than the surviving joint Owners will be void.

                             We may require the Owner to return the Certificate to Us for endorsement of a change.

 Death of Beneficiary        The interest of a beneficiary who dies before the
                             distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to the Owner's estate when the Owner dies.

Annuitant               The initial Annuitant is shown in the Certificate
                        Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one
                        Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

PURCHASE PAYMENT PROVISIONS

Purchase Payment        The Minimum Initial Purchase Payment, subsequent
Limitations             Purchase Payment, and  maximum total Purchase Payment
                        limits are shown in the Certificate Schedule.

                        The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Certificate Schedule.

                        We reserve the right to waive or modify these limits and to not accept any Purchase Payment.

Place of Payment        All Purchase Payments under the Certificate must be paid
                        to Us at Our home office or such other location as We may select. We will notify the Owner and any other interested parties in writing of such other locations.
                        Purchase Payments received by an agent will not be considered received by Us.

FIXED ACCOUNT PROVISIONS

Fixed Account           The Fixed Account Certificate Value includes:

Certificate Value       1.  The Owner's Purchase Payments allocated to the Fixed
                            Account; plus

                        2.  amounts transferred to the Fixed Account; plus

                        3.  interest credited; minus

                        4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

                        5. any applicable portion of the Records Maintenance Charge.

                        In determining the amount of interest credited, the interest rate will be adjusted for the cost of any riders in effect under the Certificate but never below the minimum guaranteed interest rate stated in the Certificate Schedule.

                        The initial Fixed Account interest rate credited to the initial Purchase Payment is shown in the Certificate Schedule and is in effect through the period also shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each such subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Certificate Schedule.

                        We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be- credited that rate through the end of the interest rate period shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for such interest rate period at the beginning of each subsequent interest rate period.

                        We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                        Adding, deleting or modifying a rider will result in a change to the interest rate we credit to the Fixed Account but never below the minimum guaranteed interest rate stated in the Certificate Schedule.

                        We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                        The minimum guaranteed Fixed Account interest rate is shown in the Certificate Schedule.

GUARANTEE PERIOD PROVISIONS

Guarantee Period           We hold all amounts allocated to a Guarantee Period
                           in a non-unitized separate account. The non-unitized separate account may also hold amounts from other contracts and certificates we issue. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee
                           Periods available under the Certificate are shown in the Certificate Schedule.

Guarantee Period Value     On any Valuation Date, the Guarantee Period Value
                           includes:

                           1. the Owner's Purchase Payments allocated to the Guarantee Period; plus

                           2.  amounts transferred to the Guarantee Period; plus

                           3.  interest credited; minus

                           4. withdrawals, previously assessed withdrawal charges and transfers from the Guarantee Period; minus

                           5. any applicable portion of the Records Maintenance Charge; adjusted for

                           6. any applicable Market Value Adjustment previously made.

                           In determining the amount of interest credited, the interest rate will be adjusted for the cost of any riders in effect under the Certificate.

                           The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

                           We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                           Adding, deleting or modifying a rider will result in a change to the interest rate we credit to the Guarantee Period.

Market Value               The Market Value Adjustment formula is stated in the
Adjustment                 Certificate Schedule. This formula is applicable for
                           both an upward and downward adjustment to a Guarantee
                           Period Value when, prior to the end of a Guarantee
                           Period, such value is:

                           1.  taken as a total or partial withdrawal;

                           2.  applied to purchase an Annuity option; or

                           3. transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

                           However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

VARIABLE ACCOUNT PROVISIONS

Separate Account           The variable benefits under the Certificate are
                           provided through the KILICO Variable Annuity Separate
                           Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for the Certificate and may be allocated for certain other contracts and certificates we issue.

Liabilities of the         The assets equal to the reserves and other
the Separate Account       liabilities of the Separate Account will not be
                           charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation Date.

Subaccounts                The Separate Account consists of multiple
                           Subaccounts. We may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate
                           Account. In such event, We may permit the Owner to select other Subaccounts under the Certificate.
                           However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                            If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by          We reserve the right, subject to compliance with the
the Company                 current law or as it may be changed in the future:

                            1.  To operate the Separate Account in any form
                                   permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                            2.  To take any action necessary to comply with or
                                   obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                            3.  To transfer any assets in any Subaccount to
                                   another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                            4.  To delete the shares of any of the
                                   portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                            5.  To change the way We assess charges, but not to
                                   increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Certificate.

                            When required by law, We will obtain the Owner's approval of such changes and the approval of any regulatory authority.

Accumulation Unit Value     Each Subaccount has .an Accumulation Unit value for
                            each combination of charges. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant
                            Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                            The value of a Subacccount on any Valuation Date is the number of units held in the Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                            An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a valuation period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for the Certificate will result in a change in the number of Accumulation Units.

Investment Experience       Each Subaccount has an investment experience factor
Factor                      for each combination of charges.

                            The investment experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                            1.  is the net result of:

                                  a.  the net asset value per share of the
                                        investment held in the Subaccount
                                        determined at the end of the current
                                        Valuation Period; plus

                                  b.  the per share amount of any dividend or
                                        capital gain distributions made by the
                                        investments held in the Subaccount, if
                                        the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                  c,  a credit or charge for any taxes reserved
                                        for the current Valuation Period which
                                        We determine resulted from the
                                        investment operations of the Subaccount;

                            2.  is the net asset value per share of the
                                  investment held in the Subaccount, determined at the end of the last Valuation Period;

                            3.  is the factor representing the sum of the
                                  Separate Account charges currently applicable for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

Transfers During the     Transfers may be made among the Subaccounts, Guarantee
Accumulation Period      Periods and the  Fixed Account subject to the following
conditions:

                         1. The minimum amount which may be transferred is the Minimum Subsequent Account Allocation stated in the Certificate Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                         2. No partial transfer will be made if the remaining value of the Fixed Account; Subaccount, or Guarantee Period will be less than the Minimum Initial Account Allocation stated in the Certificate Schedule.

                         3. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                         4. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Certificate Year.

                         5. We reserve the right to assess a $10.00 charge for each transfer in excess of 12 in a Certificate Year.

                         6. Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                         Any transfer request must clearly specify:

                         1. the amount which is to be transferred; and 2. the names of the accounts which are affected.

                         For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Certificate Year, in the chronological order We receive them.

                         We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

Withdrawals During the   During the Accumulation Period, the Owner may withdraw
Accumulation Period      all or part of the Certificate  Value reduced by any
                         withdrawal charge, Debt and applicable premium taxes, and adjusted by any applicable Market Value Adjustment.
                         The Market Value Adjustment formula will be applied to the applicable portion of the total value withdrawn unless such withdrawal is effected within thirty days after the end of the applicable Guarantee Period. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. The Owner must return the Certificate to Us if the Owner elects a total withdrawal.

                         Withdrawals are subject to all of the following conditions:

                         1.  Each withdrawal must be at least $500 or the value
                               that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                         2.  The Minimum Subsequent Account Allocation stated in
                               the Certificate Schedule must remain in the account after the Owner makes a withdrawal unless the account is eliminated by such withdrawal.

                         3.  Withdrawals will reduce each investment option on a
                               proportional basis unless The Owner directs Us otherwise.

                         4.  If a partial withdrawal would reduce the
                               Certificate Value to less than the Minimum
                               Certificate Value After a Partial Withdrawal stated in the Certificate Schedule, the partial withdrawal will be processed as a total withdrawal.

Withdrawal Charges       Withdrawal charges are shown in the Certificate
                         Schedule. Withdrawal charges will be charged against Purchase Payments in the chronological order We received them. Any amount withdrawn that is not subject to a withdrawal charge will be considered a "partial free withdrawal".

 Transfer and Withdrawal We will withdraw or transfer from the Fixed Account or
 Procedures              Guarantee Periods as of Procedures the Valuation Date
                         that follows the date We receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                         We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date We receive the request, except as provided below.

 Deferment of Withdrawal If the withdrawal or transfer is to be made from a
 or Transfer             Subaccount, We may suspend or Transfer the right of
                         withdrawal or transfer or delay payment more than seven calendar days:

                         1. during any period when the New York Stock Exchange
                            is closed other than customary weekend and holiday closings;

                         2. when trading in the markets normally utilized is
                            restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                         3. for such other periods as the Securities and
                            Exchange Commission by order may permit for protection of Owners.

                         We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

 DEATH BENEFIT PROVISIONS

 Amount Payable          Upon the Owner's Death we will pay the greatest of 1.,
 Upon Death              2., or 3., below, less Debt. We compute the Certificate
                         Value at the end of the Valuation Period following our receipt of due proof of death and the return of this Certificate. We compute both 2. and 3., below as of the Owner's date of death.

                         1. the Certificate Value,

                         2. the total amount of Purchase Payments less an
                            adjustment for withdrawals and withdrawal charges, accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments) to the earlier of the oldest Owner's 80th birthday or the Owner's date of death, increased by Purchase Payments made from the oldest Owner's 80th birthday to the Owner's date of death and decreased by any adjustments for withdrawals and withdrawal charges from the oldest Owner's 80th birthday to the Owner's date of death, or

                         3. the greatest Anniversary Value immediately
                            preceding the earlier of the oldest Owner's
                            81st birthday or the Owner's date of death, increased by Purchase Payments since the date of the greatest Anniversary Value, and decreased by any adjustments for withdrawals and withdrawal charges since that date.

                         If the Certificate Owner is a non-natural person, the amount payable upon death is based upon the age of the oldest Annuitant.

                         Remaining Purchase Payments equals total Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Certificate at the time of the withdrawal. Earnings is the difference between Certificate Value and remaining Purchase Payments

                                 An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Certificate Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in 2. and/or 3. reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

                                 (a)   is the withdrawal plus any withdrawal
                                       charges reduced by any dollar for dollar reduction, and

                                 (b) is the Certificate Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

 Payment of Death                A death benefit will be paid to the beneficiary
 Benefits During the             upon the death of the Owner, or a joint
 Accumulation Period             Benefits During the Owner, during the
                                 Accumulation Period. If the Owner is a non-natural person, a death Accumulation Period benefit will be paid to the beneficiary upon the death of an Annuitant prior to Annuity
                                 Date.

                                 We will pay the death benefit to the
                                 beneficiary when We receive due proof of death. We will then have no further obligation under this Certificate. The entire interest in the Certificate must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues the Certificate as described below.

                                 The beneficiary may elect to have the death benefit distributed as stated in Annuity
                                 Period Provisions Option 1 provided the
                                 beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of the Certificate, based on the life expectancy of the beneficiary as prescribed by federal regulations unless the Owner has restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death. If the beneficiary is a non natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the Owner's death.

 Spousal Continuation            If the Certificate was issued as a Nonqualified
                                 Plan or an Individual Retirement Annuity
                                 ("IRA") and the Owner's spouse is the primary beneficiary when the Owner dies, the Owner's surviving spouse may elect to be the successor
                                 Owner of the Certificate. This is known as a Spousal Continuation. In such a case, no death benefit will be payable upon the Owner's death.

                                 Upon the Owner's death, the Owner's surviving spouse may continue the Certificate under one of the following options thereby waiving claim to the death benefit otherwise payable. Electing to continue the Certificate under the Spousal Continuation provision of the Certificate will affect how the charges and benefits under the Certificate and applicable endorsements are calculated or determined.

                                 Continuation Option 1

                                 If a Spousal Continuation is elected under this option, the surviving spouse will continue the Certificate at its current value subject to the following:

                                 A. All rights, benefits, and charges of the Certificate will remain in-force.

                                 B. Withdrawal charges will continue to apply to the Certificate Value and to all future Purchase Payments according to the Withdrawal Charge Table on the Certificate Schedule.

                                 C.  Upon the death of the Owner's surviving
                                     spouse, following the date of continuance and prior to the Annuity Date, a death benefit will be paid and calculated as if s/he had been the Owner of the Certificate from the Issue Date.

                                 D. This Certificate may not be continued under a subsequent Spousal Continuation.

                                 Continuation Option 2

                                 If a Spousal Continuation is elected under this option, the Certificate Value will be adjusted to equal the amount otherwise payable as a death benefit under the Certificate subject to the following:

                                 A. The Certificate Value will be adjusted to equal the amount of the death benefit. If the death benefit otherwise payable exceeds the Certificate Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Certificate Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under the Certificate.

                                 B. Upon the death of the Owner's surviving spouse, before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Certificate was issued on the date of continuance;
                                       (2) the Certificate Value applied on the date of continuance resulted from our receipt of an initial purchase payment, and (3) the greatest anniversary value will be based upon anniversary values or after the date of continuance.

                                 C.    Withdrawal charges will not apply to
                                       withdrawals made from the Certificate
                                       Value credited on the date of
                                       continuance. Withdrawal Charges will
                                       apply to purchase payments made after the date of continuance.

                                 D.    The Certificate may not be continued
                                       under a subsequent Spousal Continuation.

                                 We may make certain riders available to the surviving spouse at the time of continuance.

 ANNUITY PERIOD PROVISIONS

Annuity Options                  The Owner may annuitize this Certificate
                                 under one of the following Annuity options:

Option 1                         We will make monthly payments for 10 years.
Fixed Installment Annuity

Option 2                         We will make monthly payments while the
Life Annuity                     Annuitant is alive.


Option 3                         We will make monthly payments for a 10 year
Life Annuity with                certain period and thereafter while the
Installments Guaranteed          Annuitant is alive.

Option 4                         We will pay the full monthly income while both
Upon Joint                       Annuitant(s) are alive. and the death of either
Survivor Annuity                 Annuitant, We will continue to pay a percentage
                                 of the original  monthly payment. The
                                 percentage payable must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

Option 5                         We will make monthly payments for a 10 year
Joint and Survivor               certain period and thereafter while the
Annuity with                     Annuitants are alive.
Installments Guaranteed

Other Options                    We may make other Annuity options available.

  Commutability                 For annuitizations under the Fixed and Variable
                                Annuity options with a 10 year certain period, the Owner may elect a commutable Annuity option.
                                The Owner must make this election prior to the Annuity date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

                                Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started.

                                The Owner may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period.

                                Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Certificate cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

                                In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                                For a Fixed Annuity option the applicable interest rate is the greater of:

                                (a) the ten year treasury constant maturity plus
                                    3%, and

                                (b) the rate used to determine the initial
                                    payment plus 2%.

                                For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                                The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

                                The terms for the commutability of an Annuity option under any Certificate rider are specified in the rider.

Election of Annuity             We must receive an election of an Annuity option
Option                          in writing. The Owner may make an  election on
                                or before the Annuity Date provided the
                                Annuitant is alive.

                                A subsequent change of beneficiary, or an assignment of the Certificate will revoke an election unless the assignment provides otherwise. Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Certificate Value is applied under one of the Annuity options, the Certificate must be surrendered to Us.

                                If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if here is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

  Electing a Fixed or            If, on the seventh calendar day before the
  Variable Annuity Option        first Annuity payment due date, all the
                                 Certificate Value is allocated to the Fixed
                                 Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. If all of the Certificate Value on such date is allocated to the Separate Account, the Annuity will be paid as a Variable Annuity.

                                 If the Certificate Value on such date is allocated to a combination of the Fixed Account, Guarantee Periods and Subaccounts, then the Annuity will be paid as a combination of a Fixed and a Variable Annuity. A Fixed and Variable Annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Certificate Value existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During The Annuity Period provision of the Certificate.

                                 Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Certificate. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                                 The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

 Fixed Annuity                   The Fixed Account Certificate Value plus the
                                 Accumulated Guarantee Period Values adjusted for any applicable Market Value Adjustment, on the first day preceding the date on which the first Annuity payment is due, is first reduced by any withdrawal charge, charges for other benefits, Records Maintenance Charge, and premium taxes that apply. The value that remains will be used to determine the Fixed
                                 Annuity monthly payment in accordance with the Annuity option selected.

 Variable Annuity                The Separate Account Certificate Value, at the
                                 end of the Valuation Period preceding the Valuation Period that includes the date on which the first Annuity payment is due, is first reduced by any withdrawal charge, Records
                                 Maintenance Charge, charges for other benefits, and premium taxes that apply. The value that remains is used to determine the first monthly
                                 Annuity payment. The first monthly Annuity payment is based on the guaranteed Annuity option shown in the Annuity Option Table.

                                 The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

                                 The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                                 a. is the amount of the monthly payment that
                                    can be attributed to that Subaccount; and

                                 b. is the Annuity Unit value for that
                                    Subaccount at the end of the Valuation
                                    Period.

                                 The Valuation Period includes the date in which the payment is made. Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                                 a. is the number of Annuity Units per payment
                                    in each Subaccount; and

                                 b. is the Annuity Unit value for that
                                    Subaccount at the end of the Valuation
                                    Period.

                                 The Valuation Period includes the date on which the payment is made.

  Annuity Unit Value             The value of an Annuity Unit for each
                                 Subaccount at the end of any Valuation Period is determined by multiplying the result of a.
                                 times b. by c. where:

                                 a.   is the Annuity Unit value for the
                                      immediately preceding Valuation Period;
                                      and

                                 b.   is the net investment experience factor
                                      for the Valuation Period for which the
                                      Annuity Unit value is being calculated;
                                      and

                                 c.   is the interest factor of .99993235 per
                                      calendar day of such subsequent Valuation
                                      Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than 2.50% is used in the Annuity Option Table.

  Basis of Annuity Options       The guaranteed monthly payments are based on
                                 an interest rate of 2.50% per year and, where mortality is involved, the "1983 Table a" developed by the-Society of Actuaries projected using Schedule G to the year 2015. We may also make available Variable Annuity payment options based on assumed investment rates other than 2.50%.

 Withdrawal Charge               A withdrawal charge will be applied as shown in
 Upon Annuitization              the Certificate Schedule after application of
                                 any applicable Market Vale Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

 Transfers During the            During the Annuity Period, the Owner may:
 Annuity Period                  convert Fixed Annuity payments to Variable
                                 Annuity payments convert Variable Annuity payments to Fixed Annuity payments; or, have Variable Annuity payments reflect the investment experience of other Subaccounts. A transfer may be made, subject to the following:

                                 1. The Owner must send Us a written notice in a
                                    form satisfactory to Us.

                                 2. Transfers to a Subaccount are prohibited
                                    during the first year of the Annuity Period;
                                    subsequent transfers are limited to one
                                    per year.

                                 3. The Owner may not have more than 3
                                    subaccounts after the transfer.

                                 4. At least $5,000 of Annuity Unit value or
                                    annuity reserve value must be transferred from a subaccount or from the Fixed Account.

                                 5. At least $5,000 of Annuity Unit value or
                                    annuity reserve value must remain in the account from which the transfer was made unless the transfer will eliminate the Owner's interest in the account.

                                 6. If We receive notice of transfer to a
                                    Subaccount more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                                 7. If We receive notice of transfer to a
                                    Subaccount less than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the Annuity payment date.

                                 8. Transfers to the Fixed Account are available
                                    only on an anniversary of the first Annuity
                                    Date. We must receive notice at least thirty
                                    (30) days prior to the anniversary.

                                 We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

 Transfers Between               When a transfer is made between Subaccounts,
 Subaccounts                     the number of Annuity Units per payment
                                 attributable to a Subaccount to which the transfer is made is equal to a. multiplied by
                                 b. divided by c., where:

                                 a. is the number of Annuity Units per payment
                                    in the Subaccount from which the transfer is being made;

                                 b. is the Annuity Unit value for the Subaccount
                                    from which the transfer is being made; and

                                 c. is the Annuity Unit value for the Subaccount
                                    to which the transfer is being made.

Transfers from the           When a transfer is made from the Fixed Account to a
Fixed Account                Subaccount, the number of Annuity Units per payment
                             attributable to a Subaccount to which the transfer is made is equal to a. divided by b. divided by c., where:

                             a. is the Fixed Account Annuity value being transferred;

                             b. is the Annuity Unit value for the Subaccount to which the transfer is being made; and

                             c. is the present value of $1.00 per payment period using the Age(s) of the Annuitant(s) and any remaining payments that may be due at the time of the transfer.

                             The Fixed Account Annuity value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

Transfers to the             The amount of money allocated to the Fixed Account
Fixed Account                in case of a transfer  from a Subaccount equals the
                             Annuity reserve for the Owner's interest in such Subaccount. The Annuity reserve is the product of
                             a. multiplied by b. multiplied by c., where:

                             a. is the number of Annuity Units representing the Owner's interest in such Subaccount per Annuity payment;

                             b.  is the Annuity Unit value for such Subaccount;
                                 and

                             c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payments that may be due at the time of the transfer.

                             Money allocated to the Fixed Account upon such transfer will be applied under the same Annuity option as originally elected.

Payment of Death Benefits    If an Annuitant dies after the Annuity Date, the
During the Annuity Period    death benefit, if any, will depend  on the Annuity
                             option in effect.

                             If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

                             1. If the Owner was the sole Owner, the remaining annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                             2. If the Certificate has joint Owners, the Annuity payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon Death      When the Annuitant or surviving joint Annuitant
of Annuitant: Under          dies, We will automatically  continue any unpaid
Options 1, 3 or 5            installments for the remainder of the certain
                             period under  Option 1, Option 3 or Option 5 to the
                             Payee. However, if the Owner elects within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                             For a Fixed Annuity Option the applicable interest rate is the greater of:

                             a. the ten year treasury constant maturity plus 3%; and

                             b. the rate used to determine the initial payment plus 2%.

                             For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

                             The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit Value next determined following Our receipt of due proof of death.

Supplementary Agreement    A supplementary agreement will be issued to reflect
                           payments that will be made under an Annuity option.

Date of First Payment      Interest; under an Annuity option, will start to
                           accrue on the effective date of the supplementary agreement. The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex       We may require satisfactory evidence of the Age, sex
and Survival               and the continued survival  of any person on whose
                           life the income is based.

Misstatement of Age        If the Age or sex of the Annuitant has been
or Sex                     misstated, theamount payable  under the Certificate
                           will be such as the Purchase Payments sent to Us would have purchased at the correct Age or sex.
                           Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under the Certificate.

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED


 Option One - Fixed Installment Annuity

  Number
 of years          Monthly
 selected          Payment

    10               9.39

 Options Two and Three - Life Annuity With Installments Guaranteed

 Age of            Monthly Payments Guaranteed                        Age of               Monthly Payments Guaranteed
  Male                                                                Female
 Payee                                                                Payee

         None                 120                                                 None                120
 55        4.00              3.96                                       55         3.64              3.62
 56        4.08              4.04                                       56         3.70              3.69
 57        4.17              4.12                                       57         3.77              3.76
 58        4.26              4.21                                       58         3.85              3.83
 59        4.36              4.30                                       59         3.92              3.90
 60        4.46              4.40                                       60         4.01              3.98
 61        4.57              4.50                                       61         4.09              4.06
 62        4.69              4.61                                       62         4.19              4.15
 63        4.82              4.72                                       63         4.28              4.24
 64        4.95              4.84                                       64         4.39              4.34
 65        5.10              4.96                                       65         4.50              4.44
 66        5.25              5.09                                       66         4.62              4.55
 67        5.41              5.22                                       67         4.74              4.67
 68        5.59              5.36                                       68         4.88              4.79
 69        5.77              5.51                                       69         5.03              4.92
 70        5.97              5.66                                       70         5.18              5.06
 71        6.18              5.82                                       71         5.35              5.20
 72        6.40              5.98                                       72         5.53              5.36
 73        6.64              6.14                                       73         5.73              5.52
 74        6.89              6.31                                       74         5.94              5.68
 75        7.16              6.48                                       75         6.17              5.86
 76        7.44              6.66                                       76         6.41              6.04
 77        7.75              6.84                                       77         6.67              6.23
 78        8.08              7.02                                       78         6.96              6.42
 79        8.44              7.20                                       79         7.26              6.62
 80        8.82              7.38                                       80         7.59              6.83
 81        9.22              7.56                                       81         7.95              7.03
 82        9.66              7.74                                       82         8.34              7.24
 83       10.12              7.91                                       83         8.76              7.44
 84       10.62              8.07                                       84         9.22              7.64
 85       11.16              8.23                                       85         9.72              7.84


 Option Four - Joint and 100% Survivor Annuity

 Age of                                     Age of Female Payee
 Male
 Payee       55             60               65               70              75            80            85
 55        3.35           3.51             3.64             3.76            3.85          3.91          3.95
 60        3.44           3.64             3.84             4.03            4.18          4.29          4.37
 65        3.51           3.76             4.03             4.30            4.55          4.75          4.89
 70        3.56           3.85             4.19             4.56            4.93          5.27          5.54
 75        3.59           3.91             4.30             4.77            5.29          5.82          6.28
 80        3.61           3.95             4.38             4.93            5.59          6.33          7.08
 85        3.62           3.98             4.43             5.04            5.82          6.78          7.85

 Option Five - Joint and 100% Survivor Annuity with installments Guaranteed for 10 years

 Age of                                     Age of Female Payee
  Male
 Payee       55             60               65              70               75            80            85
 55        3.35           3.50             3.64            3.76             3.84          3.90          3.94
 60        3.44           3.64             3.84            4.02             4.17          4.28          4.34
 65        3.51           3.76             4.03            4.29             4.54          4.72          4.85
 70        3.56           3.85             4.18            4.54             4.91          5.22          5.45
 75        3.59           3.91             4.29            4.75             5.24          5.72          6.10
 80        3.61           3.94             4.37            4.90             5.51          6.16          6.73
 85        3.62           3.96             4.41            4.99             5.70          6.50          7.26

 Rates for ages not shown here will be provided upon request.

DISABILITY PROVISION

                          The following provision is added to the Owner's
                          Certificate:

                          If the Owner is disabled, withdrawal charges will not be assessed when a total or partial withdrawal is requested in excess of the free partial withdrawal amount. The request must be in a form satisfactory to us.

                          Disability must begin after the effective date of the Certificate and prior to age 65.

                          Withdrawal charges will not be waived when disability is due to: 1) substance abuse; or 2) mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

                          For purposes of this provision:

                          "Disability" is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which: 1) can be expected to result in death; or 2) has lasted, or can be expected to last, for a continuous period of not less than 12 months.

                          "Disabled" is defined as having the conditions of the disability definition.

NURSING CARE PROVISION

                          The following provision is added to the Owner's
                          Certificate:

                          Withdrawal charges will not be assessed when a total or partial withdrawal in excess of the free partial withdrawal amount is requested in a form satisfactory to us;

                          (1) after the Owner has been confined in a Hospital or Skilled Health Care Facility for at least forty-five consecutive days and the Owner remains confined in the Hospital or Skilled Health Care Facility when the request is made; or

                          (2) within forty-five days following the Owner's discharge from a Hospital or Skilled Health Care Facility after a confinement of at least forty-five consecutive days.

                          Confinement must begin after the effective date of the Certificate.

                          Withdrawal charges will not be waived when confinement is due to: 1) substance abuse; or 2) mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

                          For purposes of this provision:

                          "Hospital" means a place which is licensed by the State as a Hospital and is operating within the scope of its license.

                          "Skilled Health Care Facility" means a place which:

                          (a) is licensed by the State;

                          (b) provides skilled nursing care under the supervision of a physician;

                          (c) has twenty-four hour a day nursing services by or under the supervision of a registered nurse (RN); and

                          (d) keeps a daily medical record of each patient.

      457 DEFERRED COMPENSATION PROVISION

                                     When a Certificate is issued as an Annuity which is Qualified under IRC Section 457. (IRC means the Internal Revenue Code of 1986, as amended from time to time), the following shall apply regardless of any provisions to the contrary in this Master
                                     Policy:

      SECTION 1.                     The Annuitant is the participant in a 457
      Ownership                      plan. The owner is the employer that
                                     property and rights will remain those of the employer, except if the next section applies.

      SECTION 2.                     This section applies if the Certificate is
      Exclusive Benefit              held by: a State; or a political
                                     subdivision of a State. In that case, in
                                     accordance with 457(g), all assets
                                     andincome under the Certificate are held
                                     for the exclusive benefit of: the
                                     Annuitant(s); and the beneficiary(s) of the
                                     Annuitant(s).

      QUALIFIED PLAN PROVISION

                                     When a Certificate is issued as a Tax
                                     Sheltered Annuity, the following provision shall apply regardless of any provisions to the contrary in this Master Policy.

                                     The Owner's Certificate is amended as
                                     follows:

                                     The applicable sections of this provision apply and take precedence over contrary provisions if the Certificate is issued as a Code Section 403(b) Tax Sheltered Annuity ("Tax Sheltered Annuity").

      SECTION 1: Provisions          A. The Owner of the coverage provided is
      Applicable to a Tax            the Annuitant.
      Sheltered Annuity

                                     B, The rights of the Annuitant under the Certificate are nonforfeitable.

                                     C. The Certificate is not transferable and cannot be: sold; assigned; discounted; or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

                                     D. The amount that may be contributed to the Certificate will be governed by the provisions of Sections 403(b), 415, and 402(g) of the Code.

                                     E. In the case of benefits that accrued
                                     under the Certificate after December 31, 1986, distribution must be: a. made in accordance with the minimum distribution requirements of Section 403(b)(10) of the Code; and b. the regulations thereunder.

                                     F. Distributions attributable to salary
                                     reduction contributions received or
                                     earnings credited after December 31, 1988 may be paid only when: a. the employee attains age 59 1/2; b. separates from service; or c. dies or is disabled. Notwithstanding the foregoing, contributions, but not earnings thereon, may be distributed in the case of hardship within the meaning of Code Section 403(b)
                                     (11)(B).

                                     G. If the Annuitant receives an eligible rollover distribution and elects to have the distribution paid directly to an eligible retirement plan (as defined in Section 402(c) of the Code) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution will be paid to that eligible retirement plan in a direct rollover.


                                     H. We will not be responsible for the
                                     timing, purpose or propriety of any
                                     distribution. We will not incur any
                                     liability or responsibility of any tax
                                     imposed on account of any such
                                     distribution. We are not obligated to
                                     make any distribution absent a specific
                                     written direction in accordance with the provisions of the Certificate.

     SECTION 2: Provisions           At any time prior to the annuity date, an
     Applicable to                   ERISA loan may be requested. One-half of
     ERISA Plans                     the Certificate will be assigned as
                                     security for such a loan. The maximum
                                     ERISA loan amount available is the lesser of: a. $50,000 (reduced by the excess of the highest outstanding loan balance of all loans during the prior 12 month period ending on the day before the loan is made over any loan amount outstanding on the date the loan is made); or b. fifty percent of the Certificate Value less Debt. The minimum ERISA loan amount available is $1,000. We may defer the granting of an ERISA loan for six months from the date of our receipt of a written loan request.

  SECTION 3: Provisions          A.   Definitions:
  Applicable to all Loans

                                      Certificate Value is the sum of the Fixed
                                      Account Certificate Value; the Loan
                                      Value, the Separate Account Certificate
                                      Value, and the Guarantee Period Value.

                                      Debt is the principal of any outstanding loan plus loan interest due or accrued.

                                      Loan Value is the outstanding loan
                                      amount plus interest credited.

                                 B. When a loan is taken, an amount equal to the loan will be transferred from the Fixed Account Certificate Value, the Separate Account Certificate Value, and the Guarantee Period Value to the loan account. Unless the Owner tells us otherwise, the loan will proportionately reduce the amount allocated to the Fixed Account, the Separate Account, and the Guarantee Periods.

                                 C. The amount of Debt will reduce the amount payable upon death or surrender or the amount that may be applied under an annuity option.

                                 D.   While a loan is outstanding, the Loan
                                      Value will be credited with interest at a rate equal to the rate charged on Debt less a deduction not to exceed 2.5%.

                                 E.   A loan may be repaid in full or in part
                                      at any time prior to the Annuity Date.

                                 F.   Should the Debt equal or exceed the
                                      Certificate Value, the Certificate will
                                      terminate thirty-one days after we mail a notice of termination to the Owner's last known address. The Debt will be treated as a withdrawal. Notice of termination may be sent upon occurrence of an event outlined in Section 1(F).

                                 G. The Owner must. sign a loan agreement in the form prescribed by us to be eligible for a loan. The interest rate and any service fees charged on a loan will be as stated in the loan agreement. The loan will also be subject to the terms of the agreement to the extent not inconsistent with this provision.

                                 H.   All Debt must be repaid prior to the
                                      transfer of any amounts to another
                                      contract.

                                 I. Failure to make timely repayment of Debt will result in a taxable distribution and possible tax penalties.


 ERISA LOAN PROVISION

                                 When a Certificate is issued as a Qualified
                                 Annuity, the following provision shall apply regardless of any provisions to the contrary in this Master Policy.

                                 The Owner's Certificate is amended as follows:

                                 The applicable sections of this provision apply and take precedence over contrary provisions if the Certificate is issued under
` a plan described in Section 401(a) or 403(b) of the Code if subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA Plans").

 Loans At any time prior to the Annuity Date, an ERISA loan may be requested. Fixed Account Value equal to an Annuitant's loan will be assigned as security for the loan at the time it is made. Any additional Fixed Account Value required as security beyond existing value will be obtained by transfer from the Separate Account, if any. The maximum ERISA loan amount available is the largest loan amount which, when added to the outstanding balance of all other qualified plan loans, does not exceed the lesser of $50,000 (reduced by the excess of the highest outstanding loan balance on all qualified plan loans during the 12 month period ending on the day before the loan is made over any loan amount outstanding on the date the loan is made) or fifty percent of an Annuitant's Certificate Value. The minimum ERISA loan amount available is $1,000. We may defer the granting of an ERISA loan for six months from the date of our receipt of a written loan request.

  Loan Interest                  The ERISA loan interest rate is declared each
                                 month. It is based upon the Moody's Corporate
                                 Bond Yield Average - Monthly Average
                                 Corporates (rounded to the nearest .25%) for the calendar month ending two months before the date on which the loan is taken (the
                                 "ERISA Rate"). If the Average is no longer published, the rate used in its place will be that set by law or by regulation of the insurance supervisory official of the state in which the Contract is issued.

                                 The loan interest rate is an annual rate. It is compounded daily, and is based on the declared interest rate at the time the loan is established.

                                 We will notify the Annuitant of the initial
                                 ERISA loan interest rate declared and of any change in the rate. We will send the Annuitant notice of a change in the rate 30 days prior to the loan anniversary.

  Loan Repayment                 A loan may be repaid in full or in part at

                                 any time prior to the annuity date. After a loan has been made, repayment of the loan will be due on February 1, May 1, August 1 and November 1 of each year.

                                 Repayment of debt will be applied first to reduce that portion of the debt that is attributed to loan interest and then to that portion of debt that is attributed to loan principal.

                                 If a loan is in default, no additional loans are permitted until the initial loan is paid in full.

                                 All loans must be repaid prior to any transfer of an Annuitant's Account Value to another insurer.

                                 Failure to make timely repayment of the loan will result in a taxable distribution and possible tax penalties.

 Interest Applied to             While a loan exists, that portion of an
 Loan Value Assigned             Annuitant's Certificate Value remaining in the
 as Security                     Fixed Account to secure the debt will earn
                                 interest at the daily equivalent of the annual loan interest rate reduced by not more than 2.50%.

 Loan Agreement                  An Annuitant must sign a loan agreement in the
                                 form prescribed by us to be eligible for a loan. The loan will also be subject to the terms of such agreement to the extent not inconsistent with the terms of this provision.
                                 The loan must be approved by the Annuitant's plan administrator. The Annuitant's spouse, if any, must consent to any loan over $5,000.

 INDIVIDUAL RETIREMENT ANNUITY PROVISION

                                 When a Certificate is Issued as an Individual Retirement Annuity ("IRA") under Section 408(b) of the Internal Revenue Code ("Code"), the following provisions will apply regardless of any provision to the contrary in this Master Policy.

                                 The Owner's Certificate is amended as follows:

 SECTION 1.                      The Annuitant will. be the Owner of the IRA.
 Ownership - Exclusive           This IRA is established for the exclusive
 Benefit - Transferability       benefit of the Owner and the Owner's
 Non-Forfeiture -                beneficiary(s). The Owner's interest in this
 Non Assignable                  IRA can not be: transferred, forfeited;
                                 assigned; discounted; borrowed against; or pledged as security for any purpose.

 SECTION 2.                      We will only accept cash contributions. Except
 Premium Payments                in the case of a rollover contribution allowed
 Limitations                     by Sections 402(c), 403(a)(4); 403(b)(8) or
                                 408(d)(3), of the Code or a contribution to a Simplified Employee Pension Program ("SEP") described in Section 408(k), we will not accept contributions of more than a $2,000 for any tax year. Pursuant to Code Section 219 (c)(1), in the case of a spousal IRA, payments to all IRAs for any tax year can not be more than $4,000. No more than $2,000 of this amount can be credited to the IRA of either spouse. If the Certificate is an Immediate Annuity
                                 Certificate, no further contributions will be allowed.

                                 Any refund of premiums will be applied, before the close of the calendar year that follows the year of the refund, toward; a. the payment of future contributions; of b. the purchase of increased benefits. This does not apply to premiums that can be attributed to excess contributions.

 SECTION 3.
 Time and Matter of              Notwithstanding any provision herein to the
 Distribution                    contrary, distribution of the Owner's interest
                                 under this Section and Section 4 will be made in accordance with the minimum distribution rules of Section 401(a)(9), and 408(b)(3) of the Code and the regulations thereunder.
                                 This includes the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations. All of these are herein incorporated by reference.

                                 Distribution of the Owner's interest must start by the first day of April after the calendar year in which the Owner attains age 70 1/2. The election of one of the pay out options must be made at least 60 days prior to the date it is to begin. For each succeeding year, distribution must be made on or before December
                                 31. The pay out option elected must result in distribution of equal or substantially equal payments which conform with one of the following: a. over the Owner's life; b. over the Owner's life and the life of the Owner's designated beneficiary; c. over a specified period that may not be longer than the Owner's life expectancy; d. over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and the Owner's designated beneficiary. A single sum payment may also be elected.

                                 If payments under a chosen option are
                                 guaranteed, the period of guarantee may not exceed the Owner's expected life, or the expected lives of the joint and last survivor of the Owner and the secondary Annuitant. This limit also applies to Option 1 under the Certificate.

 SECTION 4.                      a. Immediate Annuity Contracts
 Distribution
 Death Upon                      If the Certificate is an Immediate Annuity
                                 Certificate and the Owner dies, distribution will continue to be made, if due, as provided in the Certificate:

                                 b. Other Annuity Certificates

                                 If the Certificate is not an Immediate Annuity Certificate, the rules that follow will apply.

                                 If the Owner dies after distribution has begun, the unpaid portion of the Owner's interest that remains will continue to be paid under the pay out option in effect.

                                 If the Owner dies before a pay out option has begun, the entire interest that remains must be distributed in accordance with one of the provisions that follow:

                                 1. The Owner's entire interest will be paid to the beneficiary(s) by December 31 of the year containing the fifth anniversary of the Owner's death.

                                 2. the Owner's interest is payable to a
                                 beneficiary(s) who is not the Owner's
                                 surviving spouse, and the Owner has not
                                 elected b. 1. of this section, then the
                                 entire interest will be distributed under Option 3 of the Certificate starting no later than December 31, of the year that follows the year of the Owner's death. The period of guarantee will be the lesser of:
                                 a. ten years; or b. the expected life of the beneficiary(s).

                                 3. If the beneficiary is the surviving spouse, the spouse may receive pay out under Option 2 or 3 of the Certificate or b. 1. of this section; or the spouse may treat the Certificate as his or own IRA. This election will be deemed to have been made if such surviving spouse: makes a regular IRA contribution to the Certificate; makes a rollover contribution to or from the Certificate; or fails to elect any other option provided. Payments under Option 2 or 3 must start prior to December 31st of the year in which the Owner would have attained age 70 1/2. The surviving spouse must elect this option within 300 days after the Owner's death. If not, we will pay out the method of b. 2 of this section.

                                 4. The entire interest will be paid in a lump sum to the Owner's estate if: a. the Owner has not designated a beneficiary(s) prior to the Owner's death; or b. the beneficiary(s) does not survive the Owner.


 SECTION 5.                      We will send the Owner an annual report on the
 Reports                         IRA.

 SECTION 6.                      We will send the Owner a copy of any
 Amendments                      amendment needed to maintain the Certificate
                                 on a tax-qualified basis in a timely manner.
                                 It will be deemed accepted by the Owner unless the Owner returns it to us within ten days of the time the Owner receives it.

 SECTION 7.                      The term Immediate Annuity Certificate means
 Other Items                     an Annuity Certificate which at issue
                                 provides that a pay out of benefits is
                                 scheduled to start within eleven months of it's effective date. Unless otherwise provided, the Owner must make an election at least 60 days before a pay out is to start. The election is made by sending Us a request in writing. An election takes effect only if we receive it while the Owner is alive.

                                 An individual may satisfy the minimum
                                 distribution requirements under Sections
                                 408(a)(6) and 408(b)(3) of the Code by
                                 receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

                                 Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in Table V and VI of
                                 Section 1.72-9 of the Income Regulations. Life Expectations will be calculated using the Owner's or the Owner's beneficiary(s) attained age at the time distribution is required to begin.

 SIMPLE INDIVIDUAL RETIREMENT ANNUITY PROVISION

                                 When a Certificate is issued as an Individual Retirement Annuity ("IRA') under a SIMPLE IRA plan, the following provisions will apply regardless of any provision to the contrary in this Master Policy.

                                 The Owner's Certificate is amended as follows:

 SECTION 1.                      The Annuitant will be the Owner of the IRA.
 Ownership - Exclusive           This IRA is established for the exclusive
 Benefit - Transferability       benefit of the Owner and the Owner's
 Non-Forfeiture -                beneficiary(s).  The Owner's interest in this
 Non Assignable                  IRA can not be: transferred, forfeited;
                                 assigned; discounted; borrowed against; or pledged as security for any purpose.


 SECTION 2.                      We will only accept cash contributions.
 Premium Payments -              Except in the case of a rollover contribution
 Limitations                     allowed by Sections 402(c), 403(a)(4), 403(b)
                                 (3), of the Code or a contribution to a
                                 Simplified Employee Pension Program ("SEP") described in Section 408(k), we will not accept contributions of more than a $2,000 for any tax year. In the case of a spousal
                                 IRA, payments to all IRAs for any tax year can not be more than $2,250. No more than $2,000 of this amount can be credited to the IRA of either spouse. If the Certificate is an Immediate Annuity Certificate, no further contributions will be allowed.

                                 Any refund of premiums will be applied,
                                 before the close of the calendar year that follows the year of the refund, toward; a. the payment of future contributions; of b. the purchase of increased benefits. This does not apply to premiums that can be attributed to excess contributions.

 SECTION 3.
 Time and Manner of              Notwithstanding any provision herein to the
 Distribution                    contrary, distribution of the Owner's interest
                                 under this Section and Section 4 will be made in accordance with the minimum distribution rules of Section 401(a)(9), 408(a)(6) and 408(b)(3) of the code and the regulations thereunder. This includes the incidental death benefit provisions of Section
                                 1.401(a)(9)-2 of the proposed regulations.
                                 All of these are herein incorporated by
                                 reference.

                                 Distribution of the Owner's interest must start by the first day of April after the calendar year in which the Owner attains age 70 112. The election of one of the pay out options must be made at least 60 days prior to the date it is to begin. For each succeeding year, distribution must be made on or before December 31. The pay out option elected must result in distribution of equal or substantially equal payments which conform with one of the following: a. over the Owner's life; b. over the Owner's life and the life of the Owner's designated beneficiary; c. over a specified period that may not be longer than the Owner's life expectancy; d. over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and the Owner's designated beneficiary. A single sum payment may also be elected.

                                 If payments under a chosen option are
                                 guaranteed, the period of guarantee may not exceed the Owner's expected life, or the expected lives of the joint and last survivor of the Owner and the secondary Annuitant. This limit also applies to Option 1 under the Certificate.

 SECTION 4.                      a. Immediate Annuity Certificates
 Distribution
 Upon Death                      If the Certificate is an Immediate Annuity
                                 Certificate and the Owner dies, distribution will continue to be made, if due, as provided in the Certificate.

                                 b. Other Annuity Certificates

                                 If the Certificate is not an Immediate Annuity Certificate , the rules that follow will apply.

                                 If the Owner dies after distribution has begun, the unpaid portion of the Owner's interest that remains will continue to be paid under the pay out option in effect.

                                 If the Owner dies before a pay out option has begun, the entire interest that remains must be distributed in accordance with one of the provisions that follow:

                                 1. The Owner's entire interest will be paid to the beneficiary(s) by December 31 of the year containing the fifth anniversary of the Owner's death.

                    2. the Owner's interest is payable to a beneficiary(s) who is not the Owner's surviving spouse, and the Owner has not elected b. 1. of this section, then the entire interest will be distributed under Option 3 of the Certificate starting no later than December 31, of the year that follows the year of the Owner's death. The period of guarantee will be the lesser of: a. ten years; or b. the expected life of the beneficiary(s).

                    3. If the beneficiary is the surviving spouse, the spouse may receive pay out under Option 2 or 3 of the Certificate or b. 1. of this section; or the spouse may treat the Certificate as his or own IRA. This election will be deemed to have been made if such surviving spouse: makes a regular IRA contribution to the Certificate; makes a rollover contribution to or from the Certificate; or fails to elect any other option provided. Payments under Option 2 or 3 must start prior to December 31st of the year in which the Owner would have attained age 70 1/2. The surviving spouse must elect this option within 300 days after the Owner's death. If not, we will pay out the method of b. 2 of this section.

                    4. The entire interest will be paid in a lump sum to the Owner's estate if: a. the Owner has not designated a beneficiary(s) prior to the Owner's death; or b. the beneficiary(s) does not survive.

 SECTION 5.         We will send the Owner an annual report on the IRA.
 Reports

 SECTION 6.         We will send the Owner a copy of any amendment needed to
 Amendments         maintain the Certificate on a tax-qualified basis in a
                    timely manner. It will .be deemed accepted by the Owner unless the Owner returns it to us within ten days of the time the Owner receives it.

 SECTION 7.         The term Immediate Annuity Certificate means an Annuity
 Other Items        Certificate which at issue provides that a pay out of
                    benefits is scheduled to start within eleven months of it's effective date. Unless otherwise provided, the Owner must make an election at least 60 days before a pay out is to start. The election is made by sending Us a request in writing. An election takes effect only if we receive it while the Owner is alive.

                    An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements

                    Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in Table V and VI of Section 1.72-9 of the income Regulations. Life Expectations will be calculated using the Owner's or the Owner's beneficiary(s) attained age at the time distribution is required to begin.

 ROTH INDIVIDUAL RETIREMENT ANNUITY (-ROTH IRA-) PROVISION

                    The following provision applies in lieu of any provisions to the contrary in this Master Policy if an Annuitant establishes a Roth Individual Retirement Annuity ("Roth IRA') under Section 408A of the Internal Revenue Code of 1986, as amended ("Code"). The Certificate is amended to restrict the Owner's rights and any beneficiary(s) rights, and to limit the contributions as follows:

                        1. The Owner may not transfer Ownership of the Certificate, or assign or pledge the Certificate as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than to Us or the Owner's former spouse under a written instrument incident to that divorce.

                        2. The Owner is established for the exclusive benefit of the Owner and the Owner's beneficiary(s).

                        3. The Owner's interest in the Certificate is nonforfeitable.

                        4. Dividends, if applicable, will not be paid in cash but will be applied as contributions to the Certificate.

                        5. At least once each calendar year, we shall furnish the Owner a report concerning the status of the Certificate.

                        6. The Certificate will accept contributions only as follows:

                        A. Contributions to the Certificate must be paid in cash and, except in the case of a trustee-to-trustee transfer from another Roth IRA, or in the case of a qualified rollover contribution, may not exceed the excess of the Owner's contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRA's and IRA's held by the Owner. Contributions may be made without respect to the Owner's age.

                    The contribution limit for the taxable year is either: (1) the lesser of $2,000 or 100% of the Owner's compensation for the for the taxable year; or (2) where the Owner files a joint return and receives less compensation for the taxable year than the Owner's spouse, the lesser of $2,000 or 100% of the Owner's compensation and the Owner's spouse's compensation for the taxable year less the Owner's spouse's contribution to a Roth IRA or IRA (if any) for the same taxable year. When the Owner's adjusted gross income (AGI) exceeds the applicable dollar limit (ADL; see description below), the annual contribution limit is reduced by the following amount:

                        Annual
                        Contribution
                        Limit           X The Owner's AGI - ADL Limit
                                        -----------------------------
                                         15,000 (10,000 if the Owner is married)

                    For purposes of this Section: AGI does not include any amount included in gross income as a result of a rollover of an IRA to a Roth IRA; and AGI is reduced by any deduction under Section 219 of the Code.

                    The ADL is $15,000 for the Owner filing a joint return; or $95,000 for the Owner filing a single return; or $-0 for the Owner as married filing a separate return.

                        B.    A qualified rollover contribution described in
                              Section 408A(e) can be made only from: (1) another Roth IRA; or (2) another IRA, which is not a Roth IRA, and can be made from an IRA other than Roth IRA only if the Owner's AGI for the taxable year does not exceed $100,000.

                        C. For purposes of this Section, compensation means: wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including but not limited to commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses); and includes earned income, as defined in Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) shall be applied as if the term or business for purposes of Section 1402 included service in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including , but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or Annuity includible in the Owner's gross income under Section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2).

                        7. The Owner's entire interest will be distributed in accordance with one of the following provisions, as elected:

                            A.(1) The Owner's entire interest will be paid by December 31 following the fifth anniversary of the Owner's death.

                              (2) If any portion of the Owner's interest is payable to a designated beneficiary(s) and such beneficiary(s) has not elected 7.A(1) above, then the entire interest which is payable to the beneficiary(s) will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated beneficiary, commencing by December 31 following the first anniversary of the Owner's death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the Certificate.

                              (3) In applying the requirements of 7.A(2) above to any portion of the Owner's interest which is payable to the Owner's surviving spouse, the date on which payments must commence is the later of: (a) December 31 following the date the Owner would have attained age 70 1/2; or (b) December 31 following the first anniversary the Owner's death.

                              (4) If the Owner's designated beneficiary(s) is the surviving spouse, the spouse may treat the Certificate as their own Roth IRA. This election will be deemed to have been made: if the surviving spouse makes a rollover or other contribution into this Certificate; or if the surviving spouse has failed to satisfy one or more requirements described in 7.A(1) of 7.A(2) above. If the surviving spouse dies before distributions are required to begin under this section, the surviving spouse will be treated as having elected to make the Roth IRA his or her own Roth IRA.

                            B.      For purposes of this Section, life
                                    expectancy will be computed by use of of the return multiples specified in Tables V or VI of Section 1.72-9 of the Income Tax Regulations based on the attained age of such beneficiary(s) during the calendar year in which distributions are required to commence pursuant to this Section. Payments for any subsequent calendar year will be based on the life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. The Owner's designated beneficiary(s) who is the surviving spouse may elect, prior to the time that payments have begun to him or her, to redetermine life expectancy each year based on the beneficiary(s) attained age in each such year.

                        8. The Certificate shall be amended from time to time, if required, to reflect any changes in the Code, related regulations, or other federal tax requirements.

  GUARANTEED RETIREMENT INCOME BENEFIT PROVISION

                           If the Owner has elected the Guaranteed Retirement Income Benefit with a 7 year waiting period, the following provision is added to the Owner's Certificate. A separate charge will be made for this benefit; it will be shown on the Certificate Schedule.

  Definitions              Guaranteed Retirement Income Benefit Base - An
                           amount applied to the guaranteed annuity factors on the date this benefit option is exercised (date exercised) to produce the Guaranteed Retirement
                           Income Benefit. It is equal to the greatest of the following less debt:

                           (1) the Contract Value adjusted for any applicable Market Value Adjustment,

                           (2) the total amount of Purchase Payments less an adjustment for withdrawals and withdrawal charges accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments). To the earlier of the oldest Owner's 80th birthday or the date this benefit option is exercised, increased by Purchase Payments made from the oldest Owner's 80th birthday to the date exercised and decreased by any adjustments for withdrawals from the oldest Owner's 80th birthday to the. date exercised, or

                           (3) the greatest Anniversary Value on or after the effective date of this benefit preceding the earlier of the oldest Owner's 81st birthday or date exercised, increased by Purchase Payments made since the date of the greatest Anniversary Value and decreased by any adjustments for withdrawals since that date.

                           If this benefit is elected after the Issue Date or as a result of a Spousal Continuation, the Certificate Value, adjusted for any Market Value Adjustment, will be considered to be the initial Purchase Payment.

                           Remaining Purchase Payments equals total Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Certificate at the time of the withdrawal. Earnings is the difference between Certificate Value and remaining Purchase Payments.

                           An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Certificate Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in (2) and/or
                           (3) above, reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

                           (a)    is the withdrawal plus any withdrawal
                                  charges reduced by any dollar for dollar reduction, and

                           (b) is the Certificate Value, adjusted by any Market Value Adjustment, reduced by any dollar or dollar reduction.

                           Exercise Periods - Prior to the death of the Owner or joint Owner, the Guaranteed Retirement Income Benefit may only be exercised within 30 days following the date specified in the Certificate Schedule or any subsequent anniversary date, but no later than the Annuity Date.

                           During any Exercise Period, the Owner may apply the Guaranteed Retirement Income Benefit Base net of any applicable premium tax, to purchase a monthly fixed or variable annuity income under Option 3 or Option
                           5. We may make other Annuity options available under the basis of Annuity options for this benefit. The Owner may elect a commutable provision under Option 3 or Option 5.

                           When the Annuitant dies, (or in the case of joint Annuitants, when both have died), We will automatically continue any unpaid installments for the remainder of the certain period. However, if the Owner elects, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                           For a Fixed Annuity Option the applicable interest rate is the greater of:

                           a.     the ten year treasury constant maturity plus
                                  3%; and

                           b.     5%.

                           For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

                           The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

 Guaranteed Retirement     The Owner may elect to discontinue GRIB coverage on
 Income Benefit            or after the first exercise date. We must receive a
 Provisions                written election to discontinue this coverage. The
                           coverage will be discontinued effective as of the date the written election is received by US.

                           Within 30 days after the second Certificate
                           Anniversary or any subsequent anniversary, if we are then offering a GRIB benefit for this purpose, the Owner may replace this GRIB benefit, with any GRIB benefit then being offered by Us. If the Owner replaces this GRIB benefit, all GRIB benefit calculations will start over from the Certificate Anniversary.

                           After an Owner elects to apply the Guaranteed Retirement Income Benefit Base to the purchase of Annuity income benefits, no other benefits will be payable under the Certificate.

 Basis of Annuity          The guaranteed monthly payments are based on an
 Options                   interest rate of 3% per year and mortality from the
                           "1983 Table a' individual annuity mortality table developed by the Society of Actuaries, projected using Schedule G to the year 2015. The assumed investment rate for a variable payout is 3% for the initial payment, and 5% for subsequent payments.

 Commutability             If the Owner elected a Commutable Annuity Option,
                           beginning 13 months after the GRIB has been exercised, the Owner may elect one partial lump sum payment each year during the certain period.

                           The Owner may elect to receive a partial lump sum payment of the present value of the remaining payments in the certain period subject to restrictions described below. If a partial lump sum payment is elected, the remaining payments in the certain period will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the certain period prior to the withdrawal. If the Annuitant is living after the certain period is over, payments will resume without regard to any lump sum payment made during the certain period.

                           Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Certificate cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

                           In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                           For a Fixed Annuity option the applicable interest rate is the greater of:

                           (a)   the ten year treasury constant annuity plus
                                 3%, and

                           (b)   5%.

                           For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                           The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

 Spousal Continuation      Option 1

                           If the Certificate is continued under Option 1 of the Spousal Continuation provision, the benefits provided by this provision will continue to be calculated from the date specified in the Certificate Schedule.

                           Option 2

                           If this Certificate is continued under Option 2 of the Spousal continuation provision, this benefit will terminate as of the date of the Owner's death.

  GUARANTEED RETIREMENT INCOME BENEFIT PROVISION

                           If the Owner has elected the Guaranteed Retirement Income Benefit with a 10 year waiting period, the following provision is added to the Owner's Certificate. A separate charge will be made for this benefit; it will be shown on the Certificate Schedule.

  Definitions              Guaranteed Retirement Income Benefit Base - An
                           amount applied to the guaranteed annuity factors on the date this benefit option is exercised (date exercised) to produce the Guaranteed Retirement
                           Income Benefit. It is equal to the greatest of the following less debt:

                           (1)   the Certificate Value adjusted for any
                                 applicable Market Value Adjustment,

                           (2) the total amount of Purchase Payments less an adjustment for withdrawals and withdrawal charges accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments). To the earlier of the oldest Owner's 85th birthday or the date this benefit option is exercised, increased by Purchase Payments made from the oldest Owner's 85th birthday to the date exercised and decreased by any adjustments for withdrawals from the oldest Owner's 85th birthday to the date exercised, or

                           (3) the greatest Anniversary Value on or after the effective date of this benefit preceding the earlier of the oldest Owner's 86th birthday or date exercised, increased by Purchase Payments made since the date of the greatest Anniversary Value and decreased by any adjustments for withdrawals since that date.

                           If this benefit is elected after the Issue Date or as a result of a Spousal Continuation, the Certificate Value, adjusted for any Market Value Adjustment, will be considered to be the initial Purchase Payment.

                           Remaining Purchase Payments equals total Purchase Payments minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Certificate at the time of the withdrawal. Earnings is the difference between Certificate Value and remaining Purchase Payments.

                           An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Certificate Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in (2) and/or
                           (3) above, reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

                           (a)   is the withdrawal plus any withdrawal
                                 charges reduced by any dollar for dollar reduction, and

                           (b) is the Certificate Value, adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

                           Exercise Periods - Prior to the death of the Owner or joint Owner, the Guaranteed Retirement Income Benefit may only be exercised within 30 days following the date specified in the Certificate Schedule or any subsequent anniversary date, but no later than the Annuity Date.

                           During any Exercise Period, the Owner may apply the Guaranteed Retirement Income Benefit Base net of any applicable premium tax, to purchase a monthly fixed or variable annuity income under Option 3 or Option
                           5. We may make other Annuity options available under the basis of Annuity options for this benefit. The Owner may elect a commutable provision under Option 3 or Option 5.

                           When the Annuitant dies, (or in the case of joint Annuitants, when both have died), We will automatically continue any unpaid installments for the remainder of the certain period. However, if the Owner elects, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                           For a Fixed Annuity Option the applicable interest rate is the greater of:

                           a.     the ten year treasury constant maturity plus
                                  3%; and

                           b.     5%.

                           For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

                           The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

  Guaranteed Retirement     The Owner may elect to discontinue GRIB coverage on
  Income Benefit            or after the first exercise date. We must receive a
  Provisions                written election to discontinue this coverage. The
                            coverage will tie discontinued effective as of the date the written election is received by Us.

                            Within 30 days after the second Certificate
                            Anniversary or any subsequent anniversary, if we are then offering a GRIB benefit for this purpose, the Owner may replace this GRIB with any GRIB benefit then being offered by Us. If the Owner replaces this GRIB benefit all GRIB benefit calculations will start over from the Certificate Anniversary. After an Owner elects to apply the Guaranteed Retirement Income Benefit Base to the purchase of Annuity income benefits, no other benefits will be payable under the Certificate.

  Basis of Annuity          The guaranteed monthly payments are based on an
  Options                   interest rate of 3% per year and mortality
                            from the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Schedule G to the year 2015. The assumed investment rate for a variable payout is 3% for the initial payment, and 5% for subsequent payments.

  Commutability             If the Owner elected a Commutable Annuity
                            option, beginning 13 months after the GRIB has been exercised, You may elect one partial lump sum payment each year during the certain period.

                            The Owner may elect to receive a partial lump sum payment of the present value of the remaining payments in the certain period subject to restrictions described below. If a partial lump sum payment is elected, the remaining payments in the certain period will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the certain period prior to the withdrawal. If the Annuitant is living after the certain period is over, payments will resume without regard to any lump sum payment made during the certain period.

                            Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Certificate cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

                            In determining the amount of the lump sum payment that is available, the present value of the installments in the certain period will be calculated based on the applicable interest rate.

                            For a Fixed Annuity option the applicable interest rate is the greater of:

                            (a) the ten year treasury constant maturity plus 3%, and
                            (b)  5%.

                            For a Variable Annuity option the applicable interest rate is assumed investment rate plus 2%.

                            The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

 Amount Payable Upon   The Amount Payable Upon Death provision is replaced by
 Death                 the following:

                       Upon the Owner's Death we will pay the greatest of 1., 2., or 3., below, less Debt.We compute the Certificate Value at the end of the Valuation Period following our receipt of due proof of death and the return of the Certificate. We compute both 2. and 3., below as of the Owner's date of death.

                       (1.) the Certificate Value,

                       (2.) the total amount of Purchase Payments less an
                            adjustment for withdrawals and withdrawal charges, accumulated at 5.00% per annum (not to exceed two times the value of remaining Purchase Payments). To the earlier of the oldest Owner's 85th birthday or the Owner's date of death, increased by Purchase Payments made from oldest Owner's 85th birthday to the Owner's date of death and decreased by any adjustments for withdrawals and withdrawal charges from the oldest Owner's 85th birthday to the Owner's date of death, or

                                 (3.) the greatest Anniversary Value immediately preceding the earlier of the oldest Owner's 86th birthday or the Owner's date of death, increased by Purchase Payments since the date of the greatest Anniversary Value, and decreased by any adjustments for withdrawals and withdrawal charges since that date.

                                 If the Owner is a non-natural person, the amount payable upon death is based upon the age of the oldest Annuitant.

                                 Remaining Purchase Payments equals total
                                 Purchase Paymenys minus total Purchase Payments withdrawn, including withdrawal charges. For any withdrawal, the amount of Purchase Payments withdrawn is the amount by which the withdrawal, including withdrawal charges, exceeds the earnings in the Certificate at the time of the withdrawal. Earnings is the difference between Certificate Value and remaining Purchase Payments

                                 An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Certificate Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in 2. and/or 3. reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

                                 (a) is the withdrawal plus any withdrawal charges reduced by any dollar for dollar reduction, and

                                 (b) is the Certificate Value; adjusted by any Market Value Adjustment, reduced by any dollar for dollar reduction.

  Spousal Continuation           Option 1

                                 If the Certificate is continued under Option 1 of the Spousal Continuation provision, the benefits provided by this provision will continue to be calculated from the date specified in the Certificate Schedule.

                                 Option 2

                                 If this Certificate is continued under Option 2 of the Spousal Continuation provision, this benefit will terminate as of the date of the Owner's death.

  EARNINGS ENHANCED DEATH BENEFIT PROVISION

                                 If the Owner has elected the Earnings Enhanced Death Benefit, the following provision is added to the Owner's Certificate. A separate charge will be made for this benefit; it will be shown on the Certificate Schedule.

                                 The AMOUNT PAYABLE UPON DEATH provision is amended by adding the following:

                                 In addition to the above amount, a death benefit is payable, equal to a factor times the lesser of (a) or (b), where:

                                 (a) is remaining principal, and

                                 (b) is Certificate Value minus (a), but not less than zero.

                                 The factor is 0.40 if death occurs in the first nine Certificate Years, 0.50 if death occurs in Certificate Years ten through fifteen, and 0.70 if death occurs in Certificate Years sixteen or later. Remaining principal is the total Purchase Payments, less the total principal withdrawn. Total Purchase Payments excludes any any Purchase Payment made within 12 months of the date of death, except the initial Purchase Payment. For each withdrawal, the amount of principal withdrawn, if any, is the difference between the withdrawal (including withdrawal charges) and earnings. Earnings is the difference between Certificate Value and remaining principal.

 Spousal Continuation             Option 1

                                  If the Certificate is continued under Option 1 of the Spousal Continuation provision, the benefits provided by provision will continue to be calculated from the Issue Date.


                                  Option 2

                                  If this Certificate is continued under Option 2 of the Spousal Continuation provision, this benefit will terminate as of the date of the Owner's death.

                                  If this is benefit is elected under Option 2 of the Spousal Continuation provision, the amount of the death benefit payable will be determined as if:

                                  (1) the Certificate was issued on the date of
                                      continuance; and

                                  (2) the Certificate Value applied on the date
                                      of continuance resulted from our receipt of an initial Purchase Payment.

 VALUE CREDIT PROVISION
                                  If the Owner has elected the Value Credit benefit, the following provision is added to the Owner's Certificate. A separate charge will be made for this benefit, it will be shown on the Certificate Schedule.

Application of                    A Value Credit of 2% of each Purchase Payment
Value Credits                     received in the first Certificate Year will
                                  be credited to the Certificate Value when each such Purchase Payment is applied. A Value
                                  Credit of 2% of Certificate Value less debt will be credited to the Certificate Value on each subsequent five-year Certificate
                                  Anniversary.

                                  The Value Credit will be allocated
                                  proportionally based on the allocation of the Certificate Value on the date the Value Credit is made. However, any Value Credit made to the Certificate Value allocated to the Guarantee Periods will be allocated instead to the Money Market I Subaccount.

Forfeiture of the Value           If the Owner make a total withdrawal within
Credit for 10th Certificate       one year of a Value Credit awarded  during or
Year and Beyond                   after the tenth Certificate Year, the amount
                                  of that Value Credit will be deducted from the proceeds paid upon the total withdrawal. If the Owner makes a partial withdrawal within one year of a Value Credit awarded during or after the tenth Certificate Year, we will reduce the Value Credit by the same proportion that the partial withdrawal amount bears to the Certificate Value and deduct the amount of the reduction from the remaining Certificate
                                  Value.

                                  The Owner will not forfeit any Value Credit for withdrawals made under the provisions of the Nursing Care benefit or Disability benefit.

 Spousal Continuation             Option 1

                                  If the Certificate is continued under Option 1 of the Spousal Continuation provision, the benefits provided by this provision will continue to be calculated from the Issue Date.

                                  Option 2 If the Certificate is continued under Option 2 of the Spousal Continuation provision, this provision will terminate as of the date of the Owner's death.

                                If this benefit is elected under Option 2, the following will apply:

                                1.   A Value Credit of 2% of the Certificate
                                     Value as of the date of continuance will be credited to the Certificate Value.

                                2. A Value Credit of 2% will be credited to each additional Purchase Payment received during the one-year period from date of continuance when each such Purchase Payment is applied.

                                3. Value Credits will be credited as stated above on each five-year anniversary of the continuance. The Value Credit benefit charge stated in the Certificate Schedule will begin a new assessment period from the date of continuance.

                                4. The Value Credit benefit charge stated in the Certificate Schedule will begin a new assessment period from the date of continuance.

                                5.   Withdrawal Charges apply as if the
                                     Certificate Value as of the date of
                                     continuance resulted in an initial
                                     purchase payment.

                                6.   Additional Purchase Payments are also
                                     subject to Withdrawal Charges.


 EMPLOYEE/BROKER BONUS PROVISION

                                The following provision is added to Certificates issued to Kemper Investors Life Insurance Company brokers, employees or members of their immediate families.

                                This provision confirms Owner's eligibility to participate in the Employee/Broker Credit Program. Under this program, a bonus credit equal to 6% of each Purchase Payment received will be credited to the Certificate Value and allocated to the Money Market Subaccount. Subject to all other terms and conditions of the Certificate, such bonus credit may be transferred to another Subaccount or other investment option available under the Certificate on request after the free look period expires. The bonus credit is not refundable under the free look provision.

            GUARANTEED RETIREMENT INCOME BENEFIT ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED


Option Three - Life Annuity With Installments Guaranteed

  Age of  Monthly Payments Guaranteed             Age of     Monthly Payments Guaranteed
  Male                                            Female
  Payee                                           Payee
                      120                                                  120
 55                  4.24                           55                    3.90
 56                  4.32                           56                    3.97
 57                  4.40                           57                    4.03
 58                  4.49                           58                    4.10
 59                  4.58                           59                    4.18
 60                  4.67                           60                    4.25
 61                  4.77                           61                    4.34
 62                  4.88                           62                    4.42
 63                  4.99                           63                    4.52
 64                  5.11                           64                    4.61
 65                  5.23                           65                    4.71
 66                  5.36                           66                    4.82
 67                  5.49                           67                    4.94
 68                  5.63                           68                    5.06
 69                  5.78                           69                    5.19
 70                  5.93                           70                    5.32
 71                  6.08                           71                    5.47
 72                  6.24                           72                    5.62
 73                  6.40                           73                    5.78
 74                  6.57                           74                    5.95
 75                  6.74                           75                    6.12
 76                  6.92                           76                    6.30
 77                  7.09                           77                    6.49
 78                  7.27                           78                    6.68
 79                  7.45                           79                    6.88
 80                  7.63                           80                    7.08
 81                  7.80                           81                    7.28
 82                  7.98                           82                    7.48
 83                  8.15                           83                    7.69
 84                  8.31                           84                    7.89
 85                  8.47                           85                    8.08

 Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

 Age of                                         Age of Female Payee
 Male
 Payee           55           60              65               70              75               80               85
 55            3.63         3.78            3.91             4.03            4.12             4.18             4.22
 60            3.72         3.91            4.11             4.29            4.44             4.55             4.62
 65            3.78         4.03            4.29             4.56            4.80             4.99             5.12
 70            3.83         4.12            4.45             4.81            5.16             5.48             5.71
 75            3.86         4.18            4.56             5.01            5.50             5.97             6.35
 80            3.88         4.22            4.64             5.16            5.77             6.41             6.98
 85            3.90         4.24            4.68             5.25            5.96             6.75             7.50

 Rates for ages not shown here will be provided upon request.

  UNISEX PROVISION              The following provision replaces the
                                respective provision found in the individual
                                Sections for Certificate issued as part of an employer-sponsored retirement plan or in those states that require unisex rates.

                                All references throughout the Certificate to the sex of a person used in the calculation of benefits are deleted.

                                The table for Annuity Options 2, 3. 4 and 5 are replaced by the following.

  Options Two and Three - Life Annuity With Installments Guaranteed

  Age of            Monthly Payments Guaranteed
  Payee

        None                  120

  55       3.82              3.80
  56       3.90              3.87
  57       3.97              3.94
  58       4.06              4.02
  59       4.14              4.11
  60       4.24              4.19
  61       4.34              4.29
  62       4.44              4.38
  63       4.55              4.48
  64       4.67              4.59
  65       4.80              4.71
  66       4.93              4.83
  67       5.08              4.95
  68       5.23              5.08
  69       5.40              5.22
  70       5.57              5.37
  71       5.76              5.52
  72       5.96              5.67
  73       6.18              5.84
  74       6.41              6.01
  75       6.66              6.18
  76       6.92              6.36
  77       7.21              6.55
  78       7.51              6.73
  79       7.84              6.92
  80       8.20              7.12
  81       8.58              7.31
  82       8.99              7.50
  83       9.43              7.69
  84       9.91              7.87
  85      10.43              8.05

  Option Four - Joint and 100% Survivor Annuity

  Age of                                 Age of Secondary Payee
 Primary
  Payee       55          60          65            70           75          80            85
  55        3.37        3.49        3.59          3.67         3.73        3.77          3.79
  60        3.49        3.67        3.83          3.96         4.06        4.13          4.18
  65        3.59        3.83        4.06          4.27         4.45        4.59          4.68
  70        3.67        3.96        4.27          4.59         4.89        5.13          5.31
  75        3.73        4.06        4.45          4.89         5.33        5.75          6.08
  80        3.77        4.13        4.59          5.13         5.75        6.38          6.97
  85        3.79        4.18        4.68          5.31         6.08        6.97          7.90

  Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

  Age of                                 Age of Secondary Payee
 Primary
  Payee       55          60          65            70           75          80            85
  55        3.37        3.49        3.59          3.67         3.73        3.76          3.78
  60        3.49        3.67        3.82          3.96         4.06        4.12          4.16
  65        3.59        3.82        4.06          4.27         4.44        4.56          4.64
  70        3.67        3.96        4.27          4.58         4.86        5.08          5.24
  75        3.73        4.06        4.44          4.86         5.28        5.65          5.92
  80        3.76        4.12        4.56          5.08         5.65        6.20          6.65
  85        3.78        4.16        4.64          5.24         5.92        6.65          7.29

 Rates for ages not shown here will be provided upon request.

                                The Guaranteed Retirement Income benefit Annuity Option Tables are replaced by the following:


  Option Three - Life Annuity With Installments Guaranteed

  Age of        Monthly Payments Guaranteed
  Payee

                            120

  55                       4.08
  56                       4.15
  57                       4.22
  58                       4.30
  59                       4.38
  60                       4.47
  61                       4.56
  62                       4.66
  63                       4.76
  64                       4.86
  65                       4.98
  66                       5.10
  67                       5.22
  68                       5.35
  69                       5.49
  70                       5.63
  71                       5.78
  72                       5.94
  73                       6.10
  74                       6.27
  75                       6.44
  76                       6.62
  77                       6.80
  78                       6.99
  79                       7.18
  80                       7.37
  81                       7.56
  82                       7.74
  83                       7.93
  84                       8.11
  85                       8.29


  Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

      Age of                                         Age of Secondary Payee
      Primary
      Payee          55         60          65           70           75          80             85
      55           3.37       3.49        3.59         3.67         3.73        3.76           3.78
      60           3.49       3.67        3.82         3.96         4.06        4.12           4.16
      65           3.59       3.82        4.06         4.27         4.44        4.56           4.64
      70           3.67       3.96        4.27         4.58         4.86        5.08           5.24
      75           3.73       4.06        4.44         4.86         5.28        5.65           5.92
      80           3.76       4.12        4.56         5.08         5.65        6.20           6.65
      85           3.78       4.16        4.64         5.24         5.92        6.65           7.29

  Rates for ages not shown here will be provided upon request.